Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Third Supplemental Indenture”), dated as of the date of the last signature below, among Cincinnati Bell Inc., an Ohio corporation (or its permitted successor) (the “Issuer”), Cincinnati Bell Shared Services LLC (“CBSS”), an Ohio limited liability company and a subsidiary of the Issuer, Data Centers South Holdings LLC (“DCSH”), a Delaware limited liability company and a subsidiary of the Issuer, Twin Acquisition Corp. (“Twin”), a Delaware corporation and a subsidiary of the Issuer (CBSS, DCSH and Twin, each, a “Guaranteeing Subsidiary”), and Regions Bank (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of September 22, 2016 (as supplemented by the First Supplemental Indenture, dated as of April 3, 2017, among the Issuer, SunTel Services LLC and the Trustee, and the Second Supplemental Indenture, dated as of May 31, 2017, among the Issuer, Cincinnati Bell Telephone Company LLC, Cincinnati Bell Extended Territories LLC and the Trustee, the “Indenture”), providing for the issuance by the Issuer of its 7.000% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (each, a “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1    Defined Terms.  As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AGREEMENT TO GUARANTEE

Section 2.1   Agreement to be Bound.  Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2   Guarantee.  Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Note Guarantees pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3
MISCELLANEOUS

Section 3.1   Execution and Delivery.  Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

Section 3.2   Benefits Acknowledged.  Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture.  Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Third Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Third Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3   Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4   Severability.  In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5   Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.  Each Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6   Release of Guarantors.  Each Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

Section 3.7   No Recourse Against Others.  Pursuant to Section 12.06 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of each Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, this Third Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  This waiver and release are part of the consideration for the Note Guarantees.

Section 3.8   Governing Law.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.9   Waiver of Jury Trial.  THE GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10  Counterparts.  The parties may sign any number of copies of this Third Supplemental Indenture (including by electronic transmission).  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11   Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12  Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the last date below.

CINCINNATI BELL SHARED SERVICES LLC

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax

Dated: October 2, 2017

DATA CENTERS SOUTH HOLDINGS LLC

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax

Dated: October 2, 2017

TWIN ACQUISITION CORP.

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax

Dated: October 2, 2017

CINCINNATI BELL INC.

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax

Dated: October 2, 2017

[Signature Page to Third Supplemental Indenture]

REGIONS BANK, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

Dated: October 2, 2017

[Signature Page to Third Supplemental Indenture]